UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2022

TuSimple Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9191 Towne Centre Drive, Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)
(619) 916-3144
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2022, James Mullen, Chief Legal and Administrative Officer of TuSimple Holdings Inc. (“TuSimple” or the “Company”) notified the Company of his intent to resign from his position, effective September 30, 2022. Susan Marsch will serve as interim General Counsel, effective September 6, 2022, until a permanent successor is appointed. Susan Marsch is a veteran general counsel with over 25 years of experience working with a variety of large, multinational companies in diverse industries that include technology, manufacturing, mobile devices, and telecommunications.

In connection with Mr. Mullen’s resignation, the Company will enter into a separation and release agreement with Mr. Mullen (the “Separation Agreement”). The Separation Agreement provides that (i) the Company will agree to waive its rights to require the repayment of a retention bonus previously granted to Mr. Mullen in the amount of $500,000 under a retention bonus letter dated April 11, 2022 between the Company and Mr. Mullen, and (ii) the Company will provide Mr. Mullen with twelve months of base salary continuation, up to twelve months of subsidized COBRA coverage, and an additional twelve months of vesting of his outstanding equity awards. The Separation Agreement further provides that the post-employment exercise period of each of Mr. Mullen's outstanding options to purchase Company common stock (“Options”) will be extended and will terminate on the earliest to occur of (i) September 30, 2024, (ii) the date on which any of the Company’s outstanding Options are terminated in connection with the occurrence of certain corporate transactions, as described in the applicable Company stock plan, and (iii) the original term of the Options. The foregoing benefits and entitlements under the Separation Agreement are subject to Mr. Mullen’s execution and nonrevocation of a release of claims in favor of the Company.

The above description is a summary of the Separation Agreement and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Form of Separation Agreement between TuSimple Holdings, Inc. and James Mullen
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Eric Tapia
Eric Tapia
Interim Chief Financial Officer
Dated: September 6, 2022